PROMISSORY NOTE

Principal Amount: $750,000.00
Amount of Discount: $41,250

Date of Note: September 11, 2006

PROMISE TO PAY. DECORIZE, INC., a Delaware corporation ("Borrower"), promises to pay to QUEST CAPITAL ALLIANCE II, L.L.C., a Missouri limited liability company ("Lender"), or order, in lawful money of the United States of America, the principal amount of Seven Hundred Fifty Thousand and no/100 Dollars ($750,000) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance as provided for in this Note.

DISCOUNT. Borrower hereby agrees that the principal amount of the loan hereunder is being discounted by Lender in the amount of Forty-One Thousand, Two Hundred Fifty Dollars ($41,250) (the "Discount"), so that the funds to be delivered to Borrower hereunder will not exceed Seven Hundred Eight Thousand Seven Hundred Fifty Dollars ($708,750), while the total principal balance of the loan is Seven Hundred Fifty Thousand Dollars ($750,000). The discount shall be deemed to be interest hereunder, and Borrower shall pay to Lender the entire principal sum of Seven Hundred Fifty Thousand Dollars ($750,000) in accordance with the terms set forth in this Note.

INTEREST RATE. As additional interest ("Additional Interest") hereunder, commencing on January 9, 2007, the unpaid principal balance of this Note will accrue interest at the rate of (i) Eighteen percent (18%) per annum, if the Note is paid in full during the period commencing on January 9, 2007 and ending on February 12, 2007, or (ii) Twenty-One percent (21%) per annum, if the Note is paid in full during the period commencing on February 13, 2007 and ending on March 15, 2007. NOTICE: UNDER NO CIRCUMSTANCES WILL THE INTEREST RATE ON THIS NOTE BE MORE THAN THE MAXIMUM RATE ALLOWED BY APPLICABLE LAW.

PAYMENT. Borrower will pay this loan as follows: The principal sum (including the amount of the Discount) and all Additional Interest shall be due and payable in full on the earliest to occur of the following: (i) on such date as the Borrower has delivered invoices to its customers relating to the purchase orders listed on Exhibit A attached hereto and incorporated herein by reference (ii) on March 15, 2007. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal. Borrower will pay Lender at 3140 E. Division, Springfield, Missouri 65802 or at such other place as Lender may designate in writing.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.

SECURITY. This note is secured by a security interest in certain of the assets of the Borrower under a Security Agreement, dated the date hereof, executed by Borrower in favor of Lender (the "Security Agreement").

INTEREST AFTER DEFAULT. Upon default, including failure to pay all amounts due under this Note upon final maturity, the outstanding balance hereof (including the amount of the Discount) shall bear interest at the rate of Twenty-One percent (21%) per annum.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note, and such failure continues for five (5) days after Lender gives written notice of such failure to Borrower.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or the Security Agreement, or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower, and fails to cure such default within thirty (30) days after Lender gives written notice of same to Borrower.

Default In Favor of Third Parties. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person, which default is not cured within any applicable cure periods, and such default may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or the Security Agreement.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the Security Agreement is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency or Change in Organization. The dissolution or termination of Borrower's existence as a going business (regardless of whether election to continue is made), the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Defective Collateralization. The Security Agreement ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of

the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Judgment. The entry of a judgment against Borrower or guarantor, pledgor, accommodation party or other obligor which Lender deems to be of a material nature, in Lender's sole discretion, and which remains unpaid for a period of twenty (20) days.

Default by Affiliates. Any affiliate of Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of Lender or any other creditor, which default is not cured within any applicable cure periods.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. In the event Borrower defaults under this Note and suit is filed and/or arbitration proceedings initiated, and Lender prevails either wholly or partially in same, Borrower shall be liable for all costs of said proceedings, including without limitation, Lender's attorneys' and accountants' fees and all costs of court or arbitration. To the extent permitted by the United States Bankruptcy Code, Borrower also agrees to pay the reasonable attorneys' fees and costs Lender incurs to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Missouri. This Note has been accepted by Lender in the State of Missouri.

CHOICE OF VENUE. If there is a lawsuit, the parties agree that the jurisdiction of same shall be in the Circuit Court of Greene County, Missouri.

SALE OF NOTE. Lender may sell or offer to sell this Note, together with the Security Agreement any and all documents guaranteeing, securing or executed in connection with this Note, to one or more assignees without notice to or consent of Borrower. Lender is hereby authorized to share any information it has pertaining to the loan evidenced by this Note, including without limitation credit information on the undersigned, any of its principals, or any guarantors of this Note, to any such assignee or prospective assignee.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or

endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification, is made.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

DECORIZE, INC., a Delaware corporation

By: [signature] /President
Name: Steve Crowder
Title: President